U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K


                          CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported): May 7, 2001


                       Cayenne Entertainment, Inc.
        (Exact name of registrant as specified in its charter)

                                Colorado
    (State or jurisdiction of  incorporation) or organization)

                                000-29181
                      (Commission File Number)

                                84-1493153
               (I.R.S. Employer Identification Number)

             5527 East Camelback Road, Phoenix, Arizona 85018
      (Address of principal executive offices)          (Zip Code)

           Registrant's telephone number:  (602) 522-8649

Boeing Run, Inc., 7899 West Frost Drive, Littleton, Colorado 80128
   (Former name or former address, if changed since last report)

ITEM 1.  DESCRIPTION OF BUSINESS.

  (a)Effective on March 28, 2001, the majority shareholder Corporate Management Services, Inc. sold 625,000 of the common shares it owned to Cayenne Entertainment, Inc. In this stock purchase Cayenne Entertainment, Inc. took control of the Company's Board of Directors and strategic direction of the Company. Due to this stock purchase and change of control, the overall of business of the Company will be directed to any lawful corporate undertaking that completes the strategic focus of Cayenne Entertainment, Inc. relating to the entertainment industry.
  (b)After the completion of the stock purchase transaction the Board of Directors approved with stockholder ratification the mergers of Cayenne Entertainment, Inc., Cayenne Records, Inc., Sunbird Records, Inc., Butter Dream Music Incorporated and Red Truck Productions Incorporated on a stock for stock merger with a warrant package as approved by the Board of Directors and shareholders.
  (c)In the Agreement of Merger with Cayenne Entertainment, Inc. the Board of Directors approved a name change from Boeing Run, Inc. to Cayenne Entertainment, Inc.

ITEM 2.  PLAN OF OPERATION - INDUSTRY OVERVIEW

 (a) Today our society has identified many things that has been labeled the universal form of communication. Research has proven that he most common form of universal communication is MUSIC. Music touches every person of every culture around the world. Consumers buy more than $38.5 billion dollars annually on music related media. The U.S. recording industry accounts for more than 1/3 of the world market and is recognized as the leader in musical entertainment. "Teenagers are coveted by marketers, thanks to their estimated $140 billion in disposable income and their ability to influence family purchasing decision." U.S. Piper Jaffray Analyst, Jeff Klinefelter

(b) The three essentials to being successful in the music industry which have become the foundation of Cayenne Entertainment, Inc. are:

     > Songwriting
     > Talent
     > Marketing

(c) The Recording Industry Association of America (R.I.A.A.) announced in the 2000 mid year sales report on August 25, 2000, that CD sales are at an all time high. The worldwide music market rose 1% in 1999 to $38.7 billion dollars.

"Despite the excitement felt by music lovers and record companies alike over the positive potential of the Internet, loyalty to the physical product remains as evident by the mid year R.I.A.A. numbers. CDs will be around for a long time." Hillary Rosen, President & CEO of the R.I.A.A.

Market Breakdown by Country

        CountryPercentage
        United States     37.0%
          Germany      7.4%
         Brazil      1.7%
        Australia            1.7%
         Spain            1.7%
         Japan           16.0%
         France      5.2%
        United Kingdom      7.6%
         Canada      2.3%
         Mexico      1.6%

These numbers are complied for the R.I.A.A. quarterly by the accounting firm of Price Waterhouse Coopers LLP, and represent direct data from companies that distribute 90% of prerecorded music.

Examples of Other Independent Producers/Songwriter Label Owners

           Producer    Label        1998 Sales  Forbes Valuation
               --------         -----             ----------  ----------------
     Sean Combs        Bad Boy                 $130M       $250M
     Russell Simmons   Def Jam                 $180M       $240M
     Percy Miller      No Limit                $120M       $230M
     Chris Schwartz    Ruffhouse               $126M       $175M

                Forbes valuation was published as of March 22, 1999.

ITEM 3  GENERAL BUSINESS PLAN

  (a)The Company business focus is to sign recording artists, produce and publish their music and leverage off of promotion and distribution companies for distribution. Cayenne Entertainment has affiliations with third party companies for concert booking, merchandising and distribution. In October, 2000 Cayenne Entertainment, Inc. was formed to be the corporate entity to merge all the various owned companies of the common stockholders, all of which was focused on the entertainment industry. To assist in this organization and provide an exit strategy for the Company's shareholders it was approved by the Board of Directors to purchase a public trading shell and complete a reverse merger into it combining all the corporations into one. In March, Cayenne entered into the stock purchase agreement with the majority shareholder of Boeing Run, Inc. to accomplish its business objectives.
  (b)The Company utilizes management that is well known in the industry and has over 100 years of total industry experience in every facet of the industry. It utilizes management owned recording studios in Phoenix, Arizona and Nashville, Tennessee to record and develop artists under the Cayenne and Sunbird labels. It is committed to providing superb entertainment with positive messages. Great art evolves by creating an atmosphere in which the artist feel safeguarded and understood. This goal has been accomplished with the artists already under contract and will continue to be the goal of the future as the Company seeks additional artists. The Company's ability to achieve this goal is primarily due to the fact that Gardner Cole and Nelson Larkin are Billboard charting recording artists, songwriters and producers who truly understand both the creative aspects of the industry as well as the business side.

Cayenne Entertainment, Inc. Corporate Structure

                                       Cayenne Entertainment, Inc.
                                       ---------------------------
     Divisions                               |
                                                    |
       ---------------------------------------------------------------
       |                  |                  |                        |
       |                  |                  |                        |
Sunbird Records   Cayenne Records   Red Truck Productions   Butter Dream Music
---------------   ---------------   ---------------------   ------------------

  (c)Sunbird Records focuses on the production, promotion and distribution of all the recording artists signed under the Sunbird country music label.
  (d)Cayenne Records focuses on the production, promotion and distribution for R&B, Hip-Hp, Top 40 and alternative rock.
  (e)Red Truck Productions was established to manage specific concert engagements. The first concert was held on October 29, 2000 featuring Montgomery Gentry and Sunbird recording artists Earl Thomas Conley, Len Doolin, Claire Purcell, Traci Andrews and Danny Griego. Red Truck
Productions has also scheduled a European tour to be held during the winter of 2001, which will include many of the Cayenne/Sunbird recording artists.
(f) Butter Dream Music was established to manage the publishing rights for all songs owned by Cayenne Entertainment, Inc. through Sunbird Records and Cayenne Records.

Artists Under Contract

(g) Cayenne/Sunbird have the following artists under contract and have produced CD's for promotion and distribution..

> L-Amentz - R&B
> Len Doolin - Country
> Earl Thomas Conley - Country
 > Claire Purcell - Country
> Robert Arwood - Country
> Sedona Price - Country
> Gurriers - Irish Alternative Rock Band
> Traci Andrews - Country

L-Amentz www.l_amentz.com
         ----------------
The L-Amentz have been compared to the R&B vocal group Boyz 2 Men by recording industry executives. Release of the group's debut CD is currently being copied for distribution. The group is currently in Detroit on a month tour and artist training seminars with leading R&B artists. As part of the CD debut, Cayenne has begun to solicit merchandising contracts for the development and distribution of the group's merchandise. Based upon the information provided by the major distributor for the group, the Company anticipates to sale over 500,000 copies of the groups debut CD during 2001. Cayenne receives $4.00 per CD as its royalty income which would equate to $2,000,000.

Len Doolin www.lendoolin.com
           -----------------
A mix of traditional country music blended with a touch of new country flavor has made the music of Len Doolin noticed throughout the country music world. As a singer and songwriter, his current successes include "Heaven Sent Me You" on the self titled multi-platinum John Michael Montgomery album along with serious attention from the Nashville music community. Len's debut single "Breakin' Whats Left of My Heart" was released on December 26, 2000. A recently produced music video of this single was also simultaneously released to Great American Country (GAC). The CD will be released through Red Distribution on June 5, 2001.

Earl Thomas Conley www.earlthomasconley.com
                   ------------------------
The music business and it's cast of characters are full of tales concerning acts and their pursuit for success - the long and winding roads traveled to fulfill their dreams, the rapidity of #1 hits, the languorous nature of a career fading away into nothing, the remembrance of days gone by never to repeated either critically or commercially. Once in a blue moon, however, does a true artist glow like the brightest star and burn out only to re-ignite with the presence of the Sun. If anyone in the world of country music deserves to bear such a distinction, it would be Earl Thomas Conley.
Few ever achieve such a remarkable set of milestones, let alone look adversity in the face and return to prove than lightening can strike twice. Earl Thomas Conley dispels any trace of doubt with Perpetual Emotion, a collection that perfectly marries the past and the present of a country music sage who originally looked for inspiration with a brush rather than a six string. Painting was this Portsmouth, Ohio native's first love a passion that began at age 10. It was also his way out of an economically depressed town whose glory days had passed. By 14, Earl was more than ready to live with his sister in Dayton, where he continued to paint and learn more about the art that seemed to direct his life.

Upon high school graduation, Earl was prepared to accept an art scholarship at a local college, but opted to join the army instead. It was here, as a member of a Christian-influenced trio, where his musical talent and vocal ability were first realized. As he continued to perform, Earl's feelings towards the music that his father had played for him as a child grew stronger and seemed to take a hold of him. He also figured that entertaining wasn't a bad way to make a living. This new found inspiration fueled the young Conley, who now sought an education in country music. Recordings by Merle Haggard, George Jones, and Charlie Pride were the basis of this education, which served as a solid foundation for Conley, who began to write songs around this period.

Now that army life was behind him, Earl started commuting to Nashville in 1968. With success eluding him during every visit, Conley moved to Huntsville, Alabama to be closer to Music City and its recording studios. During a song-plugging visit in 1973, Earl met Dick Herd, who produced Mel Street. This meeting led to the Conley-Herd composite "Smokey Mountain Memories," which Street took straight into the Top 10. With the future looking brighter than ever before, Earl moved to Nashville, where luck as a songwriter continued with "This Time I've Hurt Her More Than She Love Me," a #1 hit for Conway Twitty in 1975.

Having written continuously since 1968 and hot on the heels of a #1 cut for Conway Twitty, Earl decided to make the move to "singer" as Earl Conley. In 1979, Earl released three singles for Warner Brothers, which failed to crack the Top 20 country chart. Nothing seemed to grab anyone's attention. By 1982, the artist now known as Earl Thomas Conley had signed with the independent Sunbird Records, where he recorded the "Blue Pearl" album with producer Nelson Larkin. One of the album's tracks, "Fire & Smoke," was selected as a single and promoted to country radio stations across the U.S. Within weeks, the song was atop the Billboard charts and Earl had achieved his first #1 as an artist.

With "Fire & Smoke" a bona fide hit, RCA picked up Earl's contract and became his home for the next 10 years. What ensued was a period of hit making that has seldom been achieved by other artists in any genre of music. This became more interesting when considering the type of music that Earl Thomas Conley was making. He was country, R&B, rock n' roll, pop, and adult contemporary in a world that accepted nothing but stone country.
His left-of-center style applied to both his music and his image. In the midst of the "Urban Cowboy" era, Earl didn't play the "hat act." His relentless pursuit to write and sing better songs resulted in #1 hit after #1 hit. His incessant desire to grow musically led to accolades such as multiple Grammy nominations for his 1983 hit "Holding Her & Loving You," which won the "Country Song of the Year" award. It also allowed Earl to be the first artist to take four singles from album to the #1 spot. The success of the "Don't Make It Easy For Me" album pre-dated a similar feat achieved with Michael Jackson's "Bad" album, which paralyzed the Top 40 chart much like Conley had on the Country hit parade four years earlier.

Earl continued to defy the rules when he became the first and only country artist ever to appear on the popular R&B television show "Soul Train," where he sang his 1986 hit duet with Anita Pointer of the Pointer Sisters, "Too Many Times." It seemed that everything Earl did became a hit and pushed the envelope at the same time. As the '80s turned into the '90s, there was no reason to believe that this stunning success would end just as quickly as it began. Unfortunately, that's exactly what happened.

By 1991, Earl just couldn't take it anymore. His desires to record were now replaced with desires to get off a treadmill that was just going too fast. Issues of control in the studio fueled his growing disenchantment with the politics of the music business. Mounting voice problems led to rumors of throat cancer, but what doctors actually discovered were severe allergies that prevented full use of his vocal cords. Financial woes and the death of his father also contributed to this tailspin, leaving Earl mentally, physically, emotionally, and creatively drained. So, in true E.T.C. fashion, he refused to compromise and took a break, which led to a seven year hiatus from the studio.

During this period of much need rest and relaxation, Earl began to refocus his creative energies. The much slower pace of road life provided adequate time to rediscover the joys of songwriting. This discipline energized Earl and provided a renewed confidence. By 1997, Earl had accumulated over 70 songs and started thinking about a return to the studio. This time, he was going to do it his way.

With longtime friends Randy Scruggs and Curly Corwin in tow, Earl stood behind the music, rediscovering his voice with every note. The confines of the studio were fun again and by January 1998 the team emerged with Perpetual Emotion, a ten track offering containing five new songs co-written by Conley and five newly-recorded versions of Earl's most popular #1 hits. The project neatly sums up the career of one of the industries most beloved artists, while its title appropriately suggests that the emotion that fans have come to know through Earl's #1 hits continues to this day in every song he sings.

Claire Purcell www.clairepurcell.com
               ---------------------
Coming from a musical family, Claire has been singing for as long as she can remember. Growing up with her musician parents and six musician siblings, she used to travel with her family as a musical show band. Since then, she regularly performs all around Florida as well as opening for dozens of country stars and Top 40 acts. Her particular blend of torchy love songs, big ballads and traditional and modern country melodies has attracted attention in both Nashville and around the country. Claire will be recording her debut CD in Nashville during June, 2001. The initial single is scheduled for release during August followed by the CD in October.

Robert Arwood
A country singer/songwriter hailing from Flint, Michigan. Mr. Arwood's self-titled CD is scheduled for regional release in the Midwest during June 2001. Mr. Arwood continues to open for recording artists such as Deanna Carter and Aaron Tippin.

Sedona Price
A country singer from the East Coast, Sedona recently recorded a single entitled "The Remedy" written by Gardner Cole. Cayenne Records is currently selecting songs to complete the CD. Sedona has recently opened for Earl Thomas Conley.

Gurriers www.geocities.com/dedaj_91at/index.htm
         --------------------------------------
The present line up of THE GURRIERS (formally known as Jaded) have been together for 4 years now. Originally Colin and Declan, who were neighborhood pals, formed a band and started covering songs from their favorite bands. Declan, who knew Alan from guitar lessons and who was also at the same school , asked him if he would cover on the bass for a few gigs as their previous bass player "died in a bizarre gardening accident". Luckily for the guys Alan liked the band so much that he decided to stay! From humble beginnings trying to scratch together an original sound, the band progressed, learning from other more experienced musicians as they went.

Traci Andrews www.traciandrews.com
              --------------------
Traci believed in music early on - especially a love and enthusiasm for country music. She started singing along with her dad on road trips, fooling around with changing lyrics in country songs to fit the spirit of playful moments. Traci decided she would become a country singer at age five after attending the Judds Final Farewell concert featuring both Wynonna and Garth Brooks! "I remember defiantly announcing that I wanted to be just like them, having fun singing and entertaining a crowd like that. When I think back, I realize no one took me seriously, but I never remember doubting it for a moment" Traci continued to listen to her favorite country artists and instinctively understood the music, she would announce their names and sing the songs with the strike of the first chord. Years of piano lessons under her belt, Traci talked her music teacher into letting her sing instead of play at her piano recital "I wasn't in love with piano practicing because I naturally played by ear. When singing happened, then I was having fun." Her folks credit her recital event as the beginning of the realization that her dream had merit. The shy 10-year-old confidently performed for the crowd and received an enthusiastic response to her own country version of a popular Disney song. The journey begins.

From then on Traci looked for every opportunity to sing. She volunteered to sing solos for school, church, and community events. A summer Nashville vacation further piqued her interest (and allowed her to sing a phrase on the stage of the Grand Ole Opry). "We've had some wonderful family vacations but the first Nashville one was like one of the best. Between Branson and Nashville, we figured we heard 23 major artists. I went backstage and met people like Wynonna and Reba - I was totally awestruck yet I saw them most as my mentors. When I sang as a 10-year-old tourist on the Grand Ole Opry stage, I told them then I'd be back some day to sing as one of their featured artists."

As a young teenager, Traci started opening for theme performances with an adult singing group. Her first full show followed when she was asked to do a cancer benefit concert at the local university. Similar appearances followed. Traci fell in love with performing. In '97, at 13, she entered a country music competition and won the female vocalist for the regional CCMA, moving on to the State Competition at Universal Studios where she won the female vocalist for her age group (13-16 year olds) and also won Young Entertainer of the Year over all age groups and categories. While juggling homework, she sang one night a week at a country grill and occasional weekends at local coffeehouse.. "I had a lot of fun singing cover songs but I also knew what I really wanted to do was create my own tracks. That's when we decided to concentrate on doing some recordings." With the help of another country artist, Traci made her first CD in June of '98. The quality of her voice in that CD reflected Traci's ability to captivate an audience with a song.

When Traci was in the audience at the Crazy Horse Saloon, a local establishment that books top country artists, she was unexpectedly asked to sing one of the songs from her new CD. "When my friend, Kelly, asked me to sing in the middle of her set, I wasn't sure what I should do. The place was really crowded and , unrehearsed, I didn't want to look foolish. I just
couldn't turn the opportunity down and it turned out to be magical.   I
enjoyed the great band players and knew one day I'd have my own band. Both my friend and the crowd asked me to sing more songs that night. I loved every minute and loved singing with a group of great musicians. That spontaneous moment did a lot to build my confidence and since then, I've been back to sing with them many times. Needless to say, I owe a lot to that friend and to all those guys - they believed in me and gave me the opportunity to move closer to my dream."

Soon another opportunity occurred. Traci was booked to open for country artist, Toby Keith, at the California Center of the Arts. Her performance was captured on the ABC eleven o'clock news as she played to a packed house and showed San Diego her special kind of country music. The news reported that Traci handled herself like a pro. Many commented that she entertained and sounded more like a professional with 15 years experience rather than a 15 year old approaching her 16th birthday. "I was a little nervous beforehand. I had never opened for a major artist and played to an audience of that size. My band, my vocal coach, and I all joined hands and said a prayer seconds before I went on - when I passed the curtain all the fear left and I knew that was where I belonged, on stage. I was a little bummed beforehand that my boyfriend had to be at his football playoff game and couldn't attend the concert, but when I got home at midnight and called him, he heard my excitement. As he answered the phone, I suddenly saw myself on the news and realized that the night was for real. All I could do was scream. I'd just had the time of my life."

Traci continues to love the singing experience. The audiences continue to love what they hear. Her sound is rich and enjoyable to hear but her comfort and style is well beyond her years. On stage she conveys a gal that is genuinely moved by the music and is able to move the listener, as she relates an emotional story or as she shows a little country attitude. While attending high school, she has continued to focus on performing as much as possible and recording in Nashville, expanding her style and skill while reaching new followers with her sound. Traci has recently performed at the Exit/In in Nashville and was a featured entertainer at this year's Young Star Awards in Hollywood. Since then, she has been signed to the Nashville agency, Buddy Lee Attractions Inc. where audiences and supporters can expect to hear and see a lot more about her in the upcoming months. Keep checking back often, Traci says she's here to stay!

"I continue to be so fortunate to have a growing group of wonderful people helping me, each one of them meaning more to me then they can ever imagine.
 I wish I could start listing them all but then this would sound like an award show! They all know who they are and they each play an important part in my life. I just hope they know how much I appreciate their efforts, their positive vibes, and their prayers. I know when this journey is over, my relationships with them will be the most special trip of all. Thanks you guys, each and every one - you are truly awesome.!"

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following table sets forth, as of April 30, 2001, each person know by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, all directors individually and all directors and officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

 Name of                                                      Percentage
Beneficial Owner                          Shares Owned       of Class
---------------------------------         ------------       ------------

5% Owners
Twelve Mile Bayou, LLC.                    2,000,000         18.58%
Little Fork & Trees, LLC.                  1,000,000          9.29%
GAF Enterprise, Inc.                       1,000,000          9.29%
Gordon LeBlanc, Jr.                        1,494,161         13.88%
Nelson Larkin                              1,070,985          9.95%
       Gardner Cole 1,020,985  9.49%
     Bald Eagle Management, Ltd.   667,883  6.21%
      Kenneth Epstein         667,000  6.20%
                                          ----------
          Total 5% Owners       8,921,014 82.90%

Directors
     Gordon LeBlanc, Jr. 1,494,161 13.88%
      Nelson Larkin 1,070,985   9.95%
       James Pugh    50,000  0.46%
       Garth Jax   308,485  2.87%
                                       -------
          Total Directors 2,923,631 27.17%

Total Officers & Directors as
  a group                            3,944,616         36.65%

Total Outside Shareholders as
  a group                            6,816,884         63.35%
                                     ---------
       Grand Total Outstanding10,761,500

     In accordance with the Agreements of Mergers approved by the Board of Directors and ratified by the shareholders warrant packages have been issued to the shareholders of Cayenne Records, Inc., Sunbird Records, Inc., Butter Dream Music Incorporated and Red Truck Productions Incorporated. The Agreement of Merger required Boeing Run, Inc. now Cayenne Entertainment, Inc. to issue one share of common stock with one warrant for every two shares of stock in each of the merging companies. Therefore, the following schedule reflects the additional shares of stock that may be purchased by the existing shareholders based upon the mergers of the above named companies.

Common Stock Warrants to Principal Shareholders

  Beneficial     Warrant       Expiration                Exercise
Owner                      Date          Date         Warrants     Price
----------                 -------       ----------   --------     --------

Five (5%) Percent Owners
Gordon LeBlanc, Jr.        03-31-01      03-31-04     1,000,000    $0.01
Nelson Larkin              03-31-01      03-31-04     1,000,000    $0.01
Gardner Cole               03-31-01      03-31-04     1,000,000    $0.01
Twelve Mile Bayou, LLC     03-31-01      03-31-04     2,000,000    $0.01
Little Fork & Trees, LLC   03-31-01      03-31-04     1,000,000    $0.01
GAF Enterprises, Inc.      03-31-01      03-31-04     1,000,000    $0.01
Bald Eagle Management, Ltd.03-31-01      03-31-04       500,000    $0.01
Kenneth Epstein            03-31-01      03-31-04       667,000    $0.01
                                                        --------
Total Five (5%) Percent Owners                        8,167,000

Outside Shareholders                                  1,164,500    $0.01
                                                      ---------

Total Outstanding Warrants                            9,331,500

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

Directors and Executive Officers

            NAME AGE POSITION
      --------          ----            ---------------------------------

Gordon LeBlanc, Jr.       49            CEO & Chairman of the Board

James B. Pugh             45            Chief Financial Officer, Director

Nelson Larkin             57            President of Sunbird Records, Director

Garth Jax                 37            Vice President of Public Relations,
                                        Director

Gardner Cole              38            President of Cayenne Records

Elroy Kahanek             59            Vice President of Artist Development

Gordon LeBlanc, Jr., CEO/Co-Founder & Chairman of the Board, has extensive entrepreneur experience with startup companies. Mr. LeBlanc over the last twenty five (25) years has worked in the Oil & Gas industry while personally funding other startup companies. He was the Co-Founder and current executive committee member of Every Kid Counts, a 501-C3 children's charity based in Scottsdale, Arizona.

James B. Pugh, CFO of Cayenne Entertainment, Inc, has extensive experience with startups from conceptual design to full market development. Most recently Mr. Pugh completed a startup of KIMG Management Group, Inc. (OIC:BB "KIMG") as President & CEO. KIMG Management Group, Inc. is an operating company formed to develop, implement, market and distribute financial, insurance and business products and services to consumers through alternative delivery channels of distribution. The distribution function was supported by sophisticated technologies that married the Internet communication with human interaction at trusted delivery points. Using the Internet and Intranet for interactive communication and avoiding heavy-commission traditional structures. KIMG enabled its Independent Community Bank Partners to offer consumers lower costs and better, more personal service. Prior to this assignment Mr. Pugh had been a consultant to industry for over a decade as President of Byron James International, an Arizona based accounting and consulting firm. Most recently, he was responsible for management of a manufacturer of high tech LAN electronic equipment from start-up to $40 million in 40 months; this assignment included implementing operations and engineering plans, selection and installation of IT systems with EDI links to suppliers and establishment of all international branch offices and foreign sales corporations. In addition, Mr. Pugh has been a Faculty Member of the University of Phoenix in Masters Degree Program, from which he received his MBA degree.

Nelson Larkin, President of Sunbird Records and Director, has over twenty years of experience as a songwriter and producer of country music. Mr. Larkin was the first producer in any field of music to earn four number one singles off the same album, Earl Thomas Conley's "Don't Make It Easy For Me." This continued with seventeen consecutive number one singles with Mr. Conley. As a producer for Billy Joe Royal, Mr. Larkin had commercial success with a number of recorded songs including "Burned Like A Rocket", I'll Pin A Note On Your Pillow", Out Of Sight and On My Mind", "I Miss You Already", Love Has No Right" and "Till I Can't Take It Anymore." Mr. Larkin is also credited with signing John Michael Montgomery, Tracey Lawrence and Neal McCoy for Atlantic Records. Mr. Larkin has recently produced for artists including Earl Thomas Conley, Billy Joe Royal, Johnny Rodriguez, Toby Keith, Baker/Hughes and Steve Maynard. On Toby Keith's Greatest Hits Volume One, Mr. Larkin co-produced on nine of the fourteen recordings including "Should've Been A Cowboy", "Little Less Talk And A Lot More Action", "Who's That Man" and "Wish I Didn't Know Now."

Garth Jax, Vice President of Public Relations of Cayenne Entertainment, Inc. and Director, currently is a principle owner of Sunrise Bank located in Scottsdale, Arizona where he held the position of Vice President - Business Development Officer through the Banks startup period. Prior to becoming part of the Sunrise Bank startup, Mr. Jax had completed a eleven (11) year successful career in professional football beginning with the Dallas Cowboys and ending with the Arizona Cardinals in 1997. Upon completing his playing career, Mr. Jax joined the Administrative Staff of the Arizona Cardinals serving as their NFL Program Director/Community Outreach Coordinator for three
(3) years. In early 2000 he left the Cardinals organization to help start the Sunrise Bank. After the Bank had successfully completed its startup, Mr. Jax went back to his first love of football where he is currently a staff member of the Valley Lutheran High School serving as Head Football Coach and Director of Fundraising.

Gardner Cole, President of Cayenne Records, has worked professionally in the music industry for the past twenty years as a songwriter/producer and is credited with over thirty million album sales worldwide. During this period, Mr. Cole has worked with a variety of artists including Madonna ("Open Your Heart"), Jody Watley ("Everything" and "Most Of All"), Amy Grant ("Heart of Motion" CD and "Lead Me On" CD) Tina Turner ("Days Of Thunder" CD), 3T ("Brotherhood" CD), Michael McDonald ("Tear It Up") and Tom Jones ("Something 4 Your Head"). Mr. Cole is also credited with songs in the films "French Kiss", "Grand Canyon", "Coming To America", "Days of Thunder", "Arthur 2", "Dying Young", "Bennie & Joon", "The Last Dragon" and "The Fugitive."

Elroy Kahanek, Vice President of Artist Development of Cayenne Entertainment, Inc., has worked for over thirty years in artist promotions for such businesses as Atlantic Records, Bang 2 Records, Jeremiah Records and RCA. During this extended career, Mr. Kahanek has promoted such artists as Barbara Mandrell, Steve Wariner, Jerry Reed, Ronnie Milsap, Alabama, Sylvia, Billy Joe Royal, Robin Lee, Tracy Lawrence, John Michael Montgomery, Neal McCoy and Confederate Railroad. Mr. Kahanek was instrumental in RCA's unprecedented record achievement of twenty one (21) #1 records in a twelve month time period. As an accomplished song writer, Mr. Kahanek wrote a #1 songs titled "Trying to Beat The Morning Home" recorded by T.G. Sheppard and two big hit songs titled "Your Playing Hard To Forget" recorded by Eddy Raven and "Somebody Paint's The Wall" recorded by Tracy Lawrence.

Board of Advisors and Consultants

James A. Messicci, Advisor to Board of Directors, currently is President & CEO of the largest printing company in Northern Arizona and has over thirty yeas of experience in the printing, publications and promotion business. Mr. Messicci has for the past 13 years operated his own successful printing business in Sparks, Nevada, San Francisco, California and most recently in Prescott, Arizona. His successful business career started with the 3M Company where he led the North American sales and marketing team. Mr. Messicci supports the Board of Directors and management in business operations.

Gordon Dudley, Advisor to Board of Directors, currently is a Partner in the law firm of Sherwood, Klein, Dudley & Abram.

Doug Dunipace, Lead corporate counsel, currently is a Partner in the law firm of Jennings, Strouss & Salmon located at Two North Central Avenue, Phoenix, Arizona.

ITEM 6. EXECUTIVE COMPENSATION

Employment Agreement with Gordon LeBlanc, Jr.
     The Company has entered into an Employment Agreement with Gordon
LeBlanc, Jr. as its Chief Executive Officer. The initial term of the Agreement is two (2) years, subject to termination for cause. Pursuant to such Employment Agreement, Mr. LeBlanc is entitled to an annual salary equal to $120,000 which shall be reviewed on an annual basis by the Board of Directors. In addition, Mr. LeBlanc is eligible to participate in the Company's Executive Incentive Compensation Plan which shall be formulated by the Board of Directors. Furthermore, Mr. LeBlanc transfers and assigns all of his right, title and interest in any of the Company's intellectual property and agrees that any replacement or new intellectual property developed during the period of Mr. LeBlanc's employment.

Employment Agreement with James Pugh
     The Company has entered into an Employment Agreement with James Pugh as its Chief Financial Officer. The initial term of the Agreement is two (2) years, subject to termination for cause. Pursuant to such Employment Agreement, Mr. Pugh is entitled to an annual salary equal to $102,000 which shall be reviewed on an annual basis by the Board of Directors. In addition, Mr. Pugh is eligible to participate in the Company's Executive Incentive Compensation Plan which shall be formulated by the Board of Directors.

Employment Agreement with Nelson Larkin
     The Company has entered into an Employment Agreement with Nelson Larkin as President of Sunbird Records. The initial term of the Agreement is two (2) years, subject to termination for cause. Pursuant to such Employment Agreement, Mr. Larkin is entitled to an annual salary equal to 1) $96,000 which shall be reviewed on an annual basis by the Board of Directors and 2) a two (2%) percent of all record sales on those songs that they produce for the artists. In addition, Mr. Larkin is eligible to participate in the Company's Executive Incentive Compensation Plan which shall be formulated by the Board of Directors. Furthermore, Mr. Larkin transfers and assigns all of his right, title and interest in any of the Company's intellectual property and agrees that any replacement or new intellectual property developed during the period of Mr. Larkin's employment .

Employment Agreement with Garth Jax
     The Company has entered into an Employment Agreement with Garth Jax as its Vice President of Public Relations. The initial term of the Agreement is two (2) years, subject to termination for cause. Pursuant to such Employment Agreement, Mr. Jax is entitled to an annual salary equal to $75,000 which shall be reviewed on an annual basis by the Board of Directors. In addition, Mr. Jax is eligible to participate in the Company's Executive Incentive Compensation Plan which shall be formulated by the Board of Directors.

Employment Agreement with Gardner Cole
     The Company has entered into an Employment Agreement with Gardner Cole as its President of Cayenne Records. The initial term of the Agreement is two
(2) years, subject to termination for cause. Pursuant to such Employment Agreement, Mr. Cole is entitled to an annual salary equal to 1) $96,000 which shall be reviewed on an annual basis by the Board of Directors and 2). a two (2%) percent of all record sales on those songs that they produce for the artists. In addition, Mr. Cole is eligible to participate in the Company's Executive Incentive Compensation Plan which shall be formulated by the Board of Directors. Furthermore, Mr. Cole transfers and assigns all of his right, title and interest in any of the Company's intellectual property and agrees that any replacement or new intellectual property developed during the period of Mr. Cole's employment .

Employment Agreement with Elroy Kahanek
     The Company has entered into an Employment Agreement with Elroy Kahanek as its Vice President of Artist Development. The initial term of the Agreement is two (2) years, subject to termination for cause. Pursuant to such Employment Agreement, Mr. Kahanek is entitled to an annual salary equal to $75,000 which shall be reviewed on an annual basis by the Board of Directors. In addition, Mr. Kahanek is eligible to participate in the Company's Executive Incentive Compensation Plan which shall be formulated by the Board of Directors

The Board of Directors approved a stock incentive plan for directors, officers, key employees and consultants. At the Board of Directors meeting held on March 31, 2001, the Board approved the issuance of stock options to its board members. The following reflects the outstanding option grants as of the date of this filing.

Name of Beneficial Owner  Grant Date  Expiration Date  Options  Exercise Price
------------------------  ----------  ---------------  -------  --------------

Gordon LeBlanc, Jr.       04-01-01    04-01-05         100,000      $0.10
Nelson Larkin             04-01-01    04-01-05         100,000      $0.10
James Pugh                04-01-01    04-01-05         100,000      $0.10
Garth Jax                 04-01-01    04-01-05         100,000      $0.10

ITEM 7. DESCRIPTION OF SECURITIES

     The Board of Directors approved and the shareholders ratified a change in the Articles of Incorporation to increase the authorized shares of common stock from 20,000,000 to 50,000,000. The Company has filed the amendment with the Colorado Secretary of State. At the same Board of Directors meeting held on March 31, 2001, it was approved to file a registration statement with the Securities and Exchange Commission to register up to 10,000,000 shares of stock for additional free trading shares.

                               SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          Cayenne Entertainment, Inc.



 Dated: May 7, 2001                     By: /s/ Gordon LeBlanc, Jr.
                                          Gordon LeBlanc, Jr., President & CEO

                            EXHIBIT INDEX

Number  Exhibit Description

1   Stock Purchase Agreement dated March 28, 2001
2   Agreement of Merger Cayenne Entertainment, Inc. into Boeing Run, Inc.
3   Articles of Merger Cayenne Entertainment, Inc. into Boeing Run, Inc.
4   Agreement of Merger Cayenne Records, Inc. into Cayenne Entertainment, Inc.
5   Articles of Merger Cayenne Records, Inc. into Cayenne Entertainment, Inc.
6   Agreement of Merger Sunbird Records, Inc. into Cayenne Entertainment, Inc.
7   Articles of Merger Sunbird Records, Inc. into Cayenne Entertainment, Inc.
8 Agreement of Merger Butter Dream Music Incorporated into Cayenne Entertainment, Inc.
9 Articles of Merger Butter Dream Music Incorporated into Cayenne Entertainment, Inc.
10 Agreement of Merger Red Truck Production Incorporated into Cayenne Entertainment, Inc.
11 Articles of Merger Red Truck Production Incorporated into Cayenne Entertainment, Inc.
12  Cayenne Entertainment, Inc. Warrant Package for merged companies.
13  Cayenne Entertainment, Inc. Stock Option Plan.
14 Amendment to Articles of Incorporation as Filed with the Colorado Secretary of State.